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                                                                   EXHIBIT 5.1

                               VENTURE LAW GROUP
                           A Professional Corporation
                              4750 Carillon Point
                               Kirkland, WA 98033
                              (425) 739-8700 phone
                            (425) 739-8750 facsimile


                                October 2, 1997


Corixa Corporation
1124 Columbia St., Suite 200
Seattle, WA 98704

        Registration Statement on Form S-1
        ----------------------------------

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (the "Registration Statement") to be filed by you, Corixa Corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 287,500 shares of your Common Stock (the "Shares"). The Shares include an over-allotment option to purchase 37,500 shares granted by the Company to the underwriters. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,

                                        /s/ VENTURE LAW GROUP